SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 13, 2009

Intelligroup, Inc.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-20943	11-2880025
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5 Independence Way Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1600
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements to Certain Officers.

(b) On April 13, 2009, Ajit Isaac informed the Company of his intention to decline to stand for re-election to the Company's Board of Directors at the Company's upcoming annual meeting. Mr. Isaac's decision not to stand for reelection was due to his assumption of additional professional commitments that he believed would preclude him from devoting the time and energy necessary to properly perform his functions as a board member. Additionally, in connection with Mr. Isaac's decision, the Board, pursuant to its authority under the Company's bylaws, will reduce the number of director positions on the Board to five (5) upon completion of Mr. Isaac’s term as director.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTELLIGROUP, INC.

By:	/s/ Alok Bajpai

Name:	Alok Bajpai
Title:	Treasurer and CFO

Date: April 17, 2009